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                                                                 Exhibit 99(A)


PEOPLES HERITAGE FINANCIAL GROUP, INC.                            NEWS RELEASE



                             For Immediate Release
                        For Further Information, Contact
               Brian Arsenault, Corporate Communications Officer
                                 (207) 761-8517


   Peoples Heritage Announces Exchange Offer for its 9.06% Capital Securities

        Portland, Maine, April 8, 1997 -- Peoples Heritage Financial Group, Inc. (NASDAQ:PHBK) announced today the commencement of an offer by Peoples Heritage Capital Trust I, a subsidiary of the Company, to exchange its $100 million restricted 9.06% Capital Securities for a like amount of its registered 9.06% Capital Securities. The exchange offer is being conducted in accordance with the terms of the initial issuance of the Capital Securities on January 31, 1997, and is being made upon the terms and conditions set forth in a Prospectus and in a related Letter of Transmittal which are being provided to holders of record for the Capital Securities.

        The exchange offer is not conditioned on any amount of capital securities being exchanged. The exchange offer is scheduled to expire at 5:00 p.m., Eastern Time, on May 8, 1997, unless extended.




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